UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 15, 2019, affiliates of the Chairman of our Board of Directors, or Board, and largest beneficial stockholder, Mitchell A. Saltz, entered into a Put and Call Stock Purchase Agreement, or the Purchase Agreement, with Hampstead Park Capital Management, LLC, or Hampstead, of which Dan Friedberg is the Chief Executive Officer. Pursuant to the Purchase Agreement, which was consummated on April 11, 2019, Mr. Saltz sold 1,750,000 shares of common stock of our company to Hampstead’s designee, Hampstead Park Environmental Services Investment Fund LLC, or Buyer, at a purchase price of $2.00 per share. We were not a party to the Purchase Agreement.

As a condition to the consummation of the Purchase Agreement, on April 11, 2019, Mr. Saltz, Jeffrey D. Forte, a founder and director of our company, Brian Dick, a founder and major stockholder of our company as well as our former Chief Executive Officer, and Buyer entered into a three-year Voting Agreement, or Voting Agreement, of which we are a party. Pursuant to the Voting Agreement, Messrs. Saltz, Forte, and Dick agree to vote or cause to be voted the remaining shares of our common stock owned by them (1) in favor of directors nominated and recommended by our Board, including two designees of Buyer, provided that a majority of our Board must be “independent” within the meaning of the rules of Nasdaq; (2) against any stockholder nomination or proposal not approved or recommended by our Board; (3) in accordance with the recommendations of our Board on all other proposals as our Board sets forth in the proxy statements of our company, unless multiple proxy advisory firms recommend a vote against such recommendation; and (4) in their own discretion in certain “Extraordinary Matters” (as defined in the Voting Agreement), including various change in control, spin off, recapitalizations, reorganization, and sale of asset transactions.

In addition, Messrs. Saltz, Forte, and Dick have agreed to vote all their shares for up to a maximum of three additional directors proposed by Buyer in addition to the two then serving Buyer designees and, if necessary, the removal of up to a maximum of three directors who are not designees of Buyer so that Buyer will have a maximum of five designees if the following Board conditions are not satisfied: (i) Messrs. Saltz and Forte are not serving on our Board or any committees thereof; (ii) Mr. Friedberg and a second person designated by Buyer, or the Second Designee, shall be elected or appointed as members of our Board, commencing as of the Effective Date of the Purchase Agreement; (iii) if Mr. Friedberg or the Second Designee do not serve for any reason during the term of the Voting Agreement, Buyer will have the right to designate a replacement director(s) to our Board and such replacement director(s) shall be promptly appointed to our Board, provided any such replacement director shall be “independent” for Nasdaq purposes and qualified to serve; (iv) Mr. Friedberg shall serve as Chairman of our Board, provided he is willing and able to serve in such capacity; and (v) Mr. Friedberg shall serve as Chairman of the Nominations and Corporate Governance Committee of our Board, provided he is willing and able to serve in such capacity.

The foregoing description of the terms of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Voting Agreement, a copy of which is filed herewith as Exhibit 10.26 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Purchase Agreement and entry into the Voting Agreement, and in view of the substantial ownership position of Buyer, the strategic alignment between our company and Buyer, and the substantial reduction in the share ownership by Mr. Saltz and others, on April 11, 2019 and effective as of the closing of the Purchase Agreement: (i) Messrs. Saltz and Forte resigned from our Board; (ii) Mr. Friedberg and Stephen A. Nolan, the Second Designee, were appointed to serve on our Board; (iii) Mr. Friedberg was also appointed to serve as the Chairman of our Board, replacing Mr. Saltz, and as the Chairman of the Nominations and Corporate Governance Committee of our Board, replacing I. Marie Wadecki who stepped down as the chair of this committee; and (iv) prior to Mr. Friedberg’s appointment as the Chairman of the Nominations and Corporate Governance Committee of our Board, I. Marie Wadecki stepped down as Chairman of the Nominations and Corporate Governance Committee of our Board. It is anticipated that Mr. Nolan will be appointed to the Audit Committee of our Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2019, our Board approved Amendment No. 1 to our Second Amended and Restated Bylaws, or Bylaws. Our Bylaws were further amended (i) to permit two or more directors to call special meetings of stockholders, (ii) to permit stockholders to fill director vacancies resulting from the removal of directors by stockholders, (iii) to require the unanimous consent of our Board to increase the size of our Board above eight members (the size of our Board will be reduced from nine to eight prior to or shortly after our next annual meeting of stockholders), and (iv) to require the unanimous consent of our Board to amend the foregoing bylaw amendments. The full text of our Bylaws, as amended, is attached as Exhibit 3.2(a) to this Current Report on Form 8-K and our Bylaws are incorporated herein by reference.

Item 8.01.	Other Events.

Also as a condition consummation of the Purchase Agreement, on April 11, 2019, Messrs. Saltz, Forte, and Dick entered into Non-Competition Agreements with our company which restrict for a period of up to three years in the case of Messrs. Saltz and Forte and up to two years in the case of Mr. Dick from directly or indirectly (a) engaging or becoming financially interested in any business that sells or provides, or attempts to sell or provide, products or services sold or provided directly or indirectly by us, (b) having relationships with companies that we have designated as competitors or potential competitors of our company, (c) directly or indirectly soliciting for employment any person employed by us during the term of the Non-Competition Agreement, or (d) disclosing any confidential information about us. We do not believe the Non-Competition Agreements are material definitive agreements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Number Exhibits	Exhibit

3.2(a)	Second Amended and Restated Bylaws of Quest Resource Holding Corporation, as amended

10.26	Voting Agreement, dated April 11, 2019, by and among Mitchell A. Saltz, Jeffrey D. Forte, Brian Dick, Hampstead Park Capital Management, LLC, and Quest Resource Holding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2019	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ S. Ray Hatch
S. Ray Hatch
President and Chief Executive Officer